 EXHIBIT 99.1

Electronically Filed
6/29/2022 4:52 PM
Steven D. Grierson
CLERK OF THE COURT

BECKSTROM & BECKSTROM, LLP
James A. Beckstrom, Esq.
Nevada Bar No. 14032
400 South 4th Street, Suite 650
Las Vegas, Nevada 89101
Telephone: (725) 300-0599
Facsimile: (725) 300-0261
jb@beckstromlaw.com
Attorney for Alexander Henderson

DISTRICT COURT

CLARK COUNTY, NEVADA

MICHAEL TOH KOK SOON, an individual Plaintiff, v. ALEXANDER HENDERSON, an individual; TOGA LIMITED; a Nevada corporation; DOES 1-100; and ROE BUSINESS ENTITIES I through C; inclusive, Defendant.	Case No.: A-21-841604-B Dept No.: 31 **NOTICE OF ENTRY OF FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER GRANTING DEFENDANT HENDERSON'S MOTION FOR SUMMARY JUDGMENT**

PLEASE TAKE NOTICE that a **Findings of Fact, Conclusions of Law, and Order Granting Defendant Alexander Henderson's Motion for Summary Judgment** was entered in the above-entitled action on June 29, 2022. A copy of which is attached hereto.

Dated this 29th day of June 2022.

BECKSTROM & BECKSTROM

By: /s/ James A. Beckstrom
James A. Beckstrom, Esq.
Nevada Bar No. 14032
400 So. 4th Street, Suite 650
Las Vegas, NV 89101
Attorney for Alexander Henderson

CERTIFICATE OF SERVICE

I hereby certify that the foregoing **NOTICE OF ENTRY OF FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER GRANTING DEFENDANT ALEXANDER HENDERSON'S MOTION FOR SUMMARY JUDGMENT** was submitted electronically for filing and/or service with the Eighth Judicial District Court on the 29th day of June 2022. Electronic service of the foregoing document shall be made in accordance with the E-Service List as follows:[1]

Jay A. Shafer, Esq.
CORY READE DOWS & SHAFER
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
Attorney for Plaintiff

Chad F. Clement, Esq.
Jordan W. Montet, Esq.
MARQUIS AURBACH
10001 Park Run Drive
Las Vegas, Nevada 89145
Attorneys for Toga Limited

I further certify that I served a copy of this document by mailing a true and correct copy thereof, postage prepaid, addressed to:

N/A

/s/ Suzanne Boggs
An employee of Beckstrom & Beckstrom

[1] Pursuant to EDCR 8.05(a), each party who submits an E-Filed document through the E-Filing System consents to electronic service in accordance with NRCP 5(b)(2)(D).

BECKSTROM & BECKSTROM, LLP
James A. Beckstrom, Esq.
Nevada Bar No. 14032
400 South 4th Street, Suite 650
Las Vegas, Nevada 89101
Telephone: (725) 300-0599
Facsimile: (725) 300-0261
jb@beckstromlaw.com
Attorney for Alexander Henderson

DISTRICT COURT

CLARK COUNTY, NEVADA

MICHAEL TOH KOK SOON, an individual Plaintiff, v. ALEXANDER HENDERSON, an individual; TOGA LIMITED; a Nevada corporation; DOES 1-100; and ROE BUSINESS ENTITIES I through C; inclusive, Defendant.	Case No.: A-21-841604-B Dept No.: 31 **FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER GRANTING DEFENDANT ALEXANDER HENDERSON'S MOTION FOR SUMMARY JUDGMENT AND TOGA LIMITED'S JOINDER THERETO**

This matter, having been considered by the Honorable Joanna Kishner on May 24, 2022 at 8:30 a.m., in connection with Defendant Alexander Henderson's ("Henderson") Motion for Summary Judgment ("Motion") and Defendant Toga Limited's Joinder thereto ("Joinder"); with James A. Beckstrom, Esq., of Beckstrom & Beckstrom, LLP, appearing for Defendant Alexander Henderson ("Henderson"), with Chad F. Clement, Esq. of Marquis Aurbach appearing for Defendant Toga Limited ("Toga") filing a Joinder thereto, and Jay A. Shafer, Esq., of Cory Reade Dows & Shafer, appearing for Plaintiff Michael Toh Kok Son ("Plaintiff"). The Court having reviewed the Motion, the Joinder thereto, and all related briefing thereto, the papers and pleadings on file herein, and hearing oral arguments regarding the Motion and Joinder, and good cause appearing therefore orders based on the below stated findings of fact and conclusions of law the following:

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FINDINGS OF FACT

1. Toga is a publicly traded corporation incorporated in Delaware.

2. In or around July 2019, Toga decided to move towards listing on the Nasdaq, which caused the selection of independent directors who were not officers or owners of the company for an independent Board of Directors.

3. The Board of Directors is comprised of three independent directors—Iain Bratt ("Bratt"), Shemori Guinn ("Guinn"), and Jim Lupkin ("Lupkin") (collectively "Independent Directors"), with Henderson and Plaintiff currently sitting as the fourth and fifth directors, respectively.

4. Pursuant to the Toga Bylaws, the Board of Directors maintain full control over the business affairs of Toga and decisions by the Board of Directors are subject to majority vote.

5. In addition to electing the existing Board of Directors, Toga hired Henderson as the to serve as the corporation's Chief Financial Officer ("CFO")..

6. Thereafter, Toga retained Baker Hostetler, LLP ("Baker") to serve as the Company's legal counsel and Marcum LLP ("Marcum") to serve as Toga's independent accounting firm.

7. Plaintiff's appointment of Henderson as CFO was memorialized by an Employment Agreement, setting forth standard compensation and termination clauses (the "Henderson Contract" or "Employment Contract"). The Employment Contract was negotiated by Plaintiff and was an arms-length transaction.

8. In or around March or April 2021, Marcum auditors informed the Board of Directors that they could not complete the necessary year 2020 audit for Toga, because Toga's financials lacked necessary back-up bank statements and Toga's subsidiary entities were refusing to or were unable to provide various business contracts and bank records to Marcum for verification.

9. On July 30, 2021, Henderson provided the Board of Directors, inclusive of Plaintiff, a signed letter or resignation for his position as CFO. The resignation was based upon a memorandum by Toga's Chinese legal counsel JunHe, LLP regarding the activities of the company in the People's Republic of China ("China").

10. As the CFO responsible for overseeing the finances of Toga, Henderson maintained that he could not ethically continue as CFO, without violating Toga's Code of Ethics or his Employment Agreement. As a result, Henderson provided the Company thirty (30) days resolve the operations in China or accept his resignation as of August 29, 2021. In the event the Company failed to cure the problems in China stated by JunHe, LLP, Henderson notified Toga that he would seek his contractual compensation due under the Employment Agreement.

11. Toga was unable to cure the issues raised within China and as a result Henderson resigned. The result was Henderson submitting a demand for compensation to the Board of Directors as authorized by the Employment Contract. Henderson maintained that under Section 1(b) of the Employment Contract, "Good Reason" existed for the resignation, as a result of his misleading statements about the Company he made in his role as CFO and information received from Toga's Chinese legal counsel JunHe, LLP.

12. Toga employed legal counsel who provided the Board of Directors an opinion that based on Henderson's Employment Contract, Henderson was legally due a lump sum payment of his monthly salary of $15,000 thru the term of the Agreement, accrued benefits, and existing equity awards. Following negotiations, the Board of Directors were advised and did negotiate a settlement with Henderson in the amount of $445,607, reduced from Henderson's request for $625,607.

13. On August 26, 2021, the Independent Directors noticed a Special Board of Director meeting for August 28, 2021 (the "August 28 Meeting"). A quorum was established at the August 28 Meeting, with the only absent Directors being Plaintiff and Guinn. At the August 28 Meeting, the Board of Directors discussed a number of topics, ~~including winding up the Company in a way that would not harm shareholders (as a result of the Company not being able to complete a necessary audit), the viability of the Company's Malaysian subsidiaries, requested payments to and on behalf of Toga's subsidiaries~~, and the resignation and compensation of Henderson.

14. Relevant to the Henderson Contract, the Board of Directors, with the assistance of counsel and with Henderson not participating in the discussions with counsel, determined Henderson was entitled to compensation as a result of his employment being terminated for "good reason" under Section 2(b), and this determination led to the Board of Directors approving a settlement for the compensation based on Henderson's termination as CFO, including monthly payments thru the term. The result was a partial compromised settlement in the amount of $445,607, with an agreement to address the balance of the $180,000 demanded by Henderson at a future date.

15. In conjunction with authorizing the compromise to resolve the Henderson Contract, the Board authorized Henderson, the sole signatory on Toga's bank account, to transfer the agreed to settlement amount and accepted Henderson's resignation as CFO.

16. The settlement amount was memorialized with a written Settlement Agreement ("Settlement Agreement") signed by the Independent Directors. Henderson thereafter transferred the authorized amount under the Settlement Agreement.

17. Plaintiff disputed the legitimacy of the August 28 Meeting on the basis (1) he did not receive notice within the notice period required by the Bylaws; and (2) no director other than the Chairman of the Board could call for Special Board of Director meetings under Section 3.9 of the Bylaws.

18. Based on Plaintiff's position he did not receive notice of the August 28 Meeting, though disputed, the Independent Directors and Henderson set another Special Meeting of the Board of Directors for September 17, 2021. All meeting details for this September 17, 2021 were provided to Plaintiff. In response, Plaintiff stated he would hold a Special Meeting of the Board of Directors on September 24, 2021, despite the Independent Directors conveying that the meeting could not wait.

19. On September 17, 2021, the Board of Directors met as noticed, with all the Independent Directors and Plaintiff present. Despite Plaintiff appearing, he appeared only to "object to the meeting not being called lawfully." As a result of being unable to discuss multiple

agenda items with Plaintiff, the Board of Directors noticed yet another special meeting for September 24, 2021, a date in which Plaintiff previously confirmed he could attend.

20. On September 21, 2021, the Independent Directors e-mailed Plaintiff stating they were disappointed he left the September 17, 2021 meeting and memorialized the follow up Special Board of Directors Meeting set for September 24, 2021. The Independent Directors further laid out for Plaintiff, the anticipated agenda items, which included (1) ratification of prior Board actions, including approval of the Henderson Contract and settlement, (2) consideration of removing Toh as Chairman of the Board, CEO, and President, and (3) consideration of appointing a new Chairman, CEO, and President.

21. The Independent Directors noticed the September 24, 2021 Special Board of Directors Meeting (a date provided by Plaintiff weeks prior). Return receipts from Plaintiff's e-mail account confirm the September 24, 2021 notice was received timely as required by the Bylaws. This meeting went forward with all board members other than Plaintiff appearing. Legal counsel for Toga was present and a quorum was established. At this meeting, the Board of Directors as constituted on that day: (1) discussed actions taken at the prior two board meetings dated August 28, 2021 and September 17, 2021 and unanimously approved of the ratification of prior board actions, including the actions related to the Henderson Contract; (2) discussed Plaintiff's roles as Chairman, CEO, and President of the Company and unanimously voted to remove Plaintiff from each respective position; (3) discussed the necessity of a new Chairman and unanimously approved the appointment of Henderson as the Chairman; and (4) discussed Plaintiff's request that Henderson be removed as the Company's signatory and Trustee of the Indemnification Trust and return the $445,207 in settlement proceeds. The Board unanimously agreed to deny such a request and resolved not to take such action. The vote by the Board of Directors was 4-0.

22. On October 12, 2021, the Board of Directors once again met at a duly noticed Special Board of Directors Meeting, with Plaintiff present. The Board of Directors discussed Plaintiff's prior claims of "lack of notice" of the prior Board Meetings of August 28 and September 17. The Board once again ratified the minutes from the Board Meetings of September 17 and

September 24, which approved the Henderson settlement agreement. The vote was 4-1, which Plaintiff the only objecting party.

23. On November 1, 2021, the Board of Directors once again met at a duly noticed meeting, with Plaintiff present. Among other things, the Board of Directors once again ratified the minutes from the Board Meetings of August 28, September 17, September 24, and October 12, 2021, which approved the Henderson settlement agreement. The vote weas 4-1, which Plaintiff the only objecting party.

24. On April 19, 2022, the Board of Directors met again and among other things again adopted all prior Board Meeting Minutes as a Resolution of the Company. The Resolution confirmed the August 28, 20221, September 17, 2021, September 24, 2021, October 12, 2021, November 1, 2021, and April 19, 2022 decisions by the Board of Directors.

25. On September 23, 2021, Plaintiff filed this derivative lawsuit in the Eighth Judicial District Court against Henderson and Toga, asserting the following claims for relief: (1) declaratory relief; (2) injunctive relief; (3) breach of contract; (4) breach of duty of good faith; (5) breach of loyalty; (6) breach of fiduciary duty; (7) unjust enrichment; and (8) intentional interference with contractual relations.

26. Within the Complaint, Plaintiff asserted (1) the August 28, 2021 Special Board of Director Meeting was invalid, because Plaintiff did not receive timely notice of the meeting as required by Section 3.11 of the Company Bylaws; and (2) all of the Board of Directors' Special Director Meetings were void, because the authority to call Special Board of Director Meetings was only within the authority of the Chairman. Plaintiff concluded that as a result, the Henderson Settlement Agreement and resulting payments to Henderson were "void."

27. On April 21, 2022, Henderson filed a Motion for Summary Judgment as to all of Plaintiff's claims, with Toga filing a joinder on April 28, 2022.

28. Plaintiff obtained an extension of the deadline for the Opposition to the Motion for Summary Judgment from counsel for Henderson, but no approval of the Court was sought or provided.

29. Plaintiff filed an untimely Opposition to the Motion for Summary Judgment on May 19, 2022 following Henderson's Notice of Non-Opposition being filed on May 19, 2022. Henderson thereafter filed a Reply to Plaintiff's Opposition the same day.

30. Thereafter, with oral argument on Henderson's Motion for Summary Judgment set for May 24, 2022 at 8:30 a.m., on May 23, 2022 after 5:00 p.m., Plaintiff filed: (1) a Declaration of Jay A. Shafer, Esq.; (2) Plaintiff's Corrected Supplement to His Opposition to Defendant Alexander Henderson's Opposition; (3) Plaintiff's Supplement to his Opposition to Defendant Alexander Henderson's Motion for Summary Judgment; and (4) Plaintiff's Renewed Motion for Court-Ordered Dismissal.

31. The Court never authorized a continued briefing schedule or extension for Plaintiff's Opposition.

32. Plaintiff's untimely Declaration failed to set forth any material facts that would necessitate or require discovery under NRCP 56(f). Setting aside the procedural defects within the Declaration, none of the proposed discovery or anticipated facts that could be unearthed in any such discovery would be of any relevance to the legal and factual issues before the Court.

CONCLUSIONS OF LAW

33. Summary judgment is entered in favor of Henderson as to all claims advanced by Plaintiff on both procedural grounds and substantive grounds.

34. "A party may move for summary judgment, identifying each claim or defense — or the part of each claim or defense — on which summary judgment is sought. The court shall grant summary judgment if the movant shows that there is no genuine dispute as to any material fact and the movant is entitled to judgment as a matter of law." NRCP 56(a); *see also Wood v. Safeway, Inc.*, 121 Nev.724, 731, 121 P.3d 1026, 1031 (2005).

35. "[I]n order to defeat summary judgment, the nonmoving party must transcend the pleadings and, by affidavit or other admissible evidence, introduce specific facts that show a genuine issue of material fact."

36. Procedurally, Plaintiff failed to properly oppose Henderson's Motion for Summary Judgment. *See* EDCR 2.20. Despite Plaintiff having failed to comply with the mandatory deadlines

of this Court evaluated Plaintiff's Opposition on the merits and concludes Plaintiff has failed to set forth any admissible evidentiary support to avoid summary judgment as required by NRCP 56 or justify a continuance for discovery as allowed under NRCP 56(d).

37. This Court concludes as a matter of law that the plain language of Section 3.9 of Toga's Bylaws authorizes a majority of the Board of Directors to call and hold Special Board of Director Meetings. Once again, so there is no confusion, this relevant section states:

> Except as otherwise required by law, and subject to any rights of the holders of preferred stock, special meetings of the Board of Directors may be called only by the Chairman of the Board, if any, or if there be no Chairman of the Board, by any of the chief executive officer, the president or the secretary, **<u>or the secretary upon the request of at least a majority of the authorized number of directors</u>**. If the Chairman of the Board, or if there be no Chairman of the Board, each of the chief executive officer, president and secretary, refuses or neglects to call such special meeting, a special meeting may be called by a written request signed by the Lead Independent Director or at least a majority of the directors in office.

38. Pursuant to Section 3.9, while the Chairman of the Board can call for Special Board Meetings unilaterally, a majority of authorized directors can also call for such a meeting.

39. Board Meeting Minutes and Declarations submitted to the court from Toga's Independent Directors Bratt, Guinn, and Lupkin and the declaration of Henderson confirm each of the Special Board Meetings dated August 28, 2021, September 17, 2021, September 24, 2021, October 12, 2021, and November 1, 2021 were authorized by a majority of the Board of Directors as required under Section 3.9.

40. Having established no dispute of fact or law exists as to the authority of the majority of the Board of Directors being able to call a Special Board Meeting, the Court further finds that notice was properly provided to Plaintiff for the relevant Special Board Meeting.

41. In total, the Board of Directors had five (5) Special Board Meetings (August 28, 2021, September 17, 2021, September 24, 2021, October 12, 2021, and November 1, 2021) in which the Board considered, voted, and/or ratified the Henderson Settlement Agreement. The Court finds as a matter of law, each Special Board Meeting constitutes an affirmative vote of approval and ratification of the Settlement Agreement and corresponding authorization for disbursement of the related settlement proceeds to Henderson.

42. The Cout finds no genuine dispute exists as to the September 24, 2021 special meeting (a date provided by Plaintiff weeks prior) being properly noticed. Admissible evidence in the form of authenticated e-mails and declarations confirm return receipts from Plaintiff's e-mail account demonstrating Plaintiff received notice well in advance of the required twenty-four-hour notice. Uncontroverted evidence further confirms the September 24, 2021 Special Board Meeting went forward with all board members other than Plaintiff appearing, with a quorum established. At this September 24, 2021 meeting, the Board as constituted on that day: (1) Discussed actions taken at the prior two board meetings dated August 28, 2021 and September 17, 2021 and unanimously approved of the ratification of prior board actions, including the actions related to the Henderson Contract; and (2) Discussed Plaintiff's roles as Chairman, CEO, and President of the Company and unanimously voted to remove Plaintiff from each respective position; *(3)* Discussed Plaintiff's request that Henderson return the $445,207 in settlement proceeds. The Board unanimously agreed to deny such a request and resolved not to take such action.

43. In total, the September 24, 2021 Special Board Meeting is determinative of the issues Plaintiff complains of, as it was properly noticed under Section 3.11 of the Bylaws, was authorized by a majority of the Directors, and resulted in a majority vote to approve the settlement agreement with Henderson and the resulting payout. The subsequent Special Board Meetings accomplished the same result.

44. Based on the foregoing, the Court enters summary judgment in favor of Henderson as to Plaintiff's First Cause of Action for Declaratory Judgment.

45. Having established no genuine dispute of fact exists as to the validity and legality of the Henderson Settlement Agreement, Plaintiff's Breach of Contract, Breach of Good Faith and Fair Dealing, and Unjust Enrichment claims are also subject to summary judgment. All these claims are predicated on the Henderson Contract and Plaintiff's assertion Henderson "breached the Agreement by failing to perform" and "exceeded his scope of authority by taking more payment than he was entitled to." Plaintiff further avers "Henderson accepted terms that favored him personally at the expense of Toga's shareholders."

46. Section III(A) of the Settlement Agreement and the supporting declarations from the Independent Directors and Henderson leave no dispute that the Board of Directors authorized the Henderson Settlement Agreement and approved the same in writing. The Henderson Settlement Agreement was a compromised claim approved by a majority of the Board of Directors following the advice of counsel. No facts exist to support Henderson breached any obligation of the Henderson Settlement Agreement and any decision by the Board, relating to the reasoning and judgment underlying the approval of the Henderson Settlement Agreement was vested firmly within their discretion under the Business Judgment Rule. Consequently, enters summary judgment in favor of Henderson on Plaintiff's Breach of Contract, Breach of Good Faith and Fair Dealing, and Unjust Enrichment claims.

47. Plaintiff's Sixth and Seventh Claims for Relief are styled as ones of Breach of Duty of Loyalty and Breach of Fiduciary Duty. The entirety of the allegations supporting both claims are that Henderson engaged in self-dealing by "voting for approval of an unduly large compensation" package.

48. The undisputed facts set forth in the preceding findings and conclusions of the Court confirm there weas no "breach" of any duty by Henderson. Rather, Henderson maintained a valid Employment Agreement that was approved by the Board of Directors and that agreement was followed by a subsequently approved, arms-length resolution memorialized in writing through the Henderson Settlement Agreement.

49. The Nevada Supreme Court has held that corporate officers and directors owe a fiduciary duty to the company and its shareholders. *See Shoen v. Sac Holding Corp.*, 122 Nev. 621, 137 P.3d 1171 (2006). This fiduciary duty "imparts upon the directors duties of care and loyalty." *Id.* at 122 Nev. at 632.

50. The duty of loyalty requires board members and directors to maintain, in good faith, the corporation's and its shareholders' best interests over anyone else's interests. *Id*. However, "[a] director or officer is not individually liable for damages as a result of an act or failure to act in his or her capacity as a director or officer except under circumstances described in NRS 78.138(7).

Chur v. Eighth Judicial Dist. Court in & for County of Clark, 136 Nev. 68, 71, 458 P.3d 336, 339 (2020).

51. A high threshold exists for a plaintiff to advance a breach of fiduciary duty or loyalty claim under NRS 78.138(7):

> Under this section, a two-step analysis to impose individual liability on a director or officer applies. First, the presumptions of the business judgment rule, codified in *NRS 78.138*, must be rebutted. NRS 78.138(7)(a); *Wynn Resorts, Ltd. v.* Eighth *Judicial Dist. Court*, 133 Nev. 369, 375, 399 P.3d 334, 342 (2017) ("Nevada's business judgment rule is codified at NRS 78.138 ...."). The business judgment rule states that "directors and officers, in deciding upon matters of business, are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation." NRS 78.138(3). Second, the "director's or officer's act or failure to act" must constitute "a breach of his or her *fiduciary duties,*" and that breach must further involve "intentional misconduct, fraud or a knowing violation of law." NRS 78.138(7)(b)(1)-(2) (emphasis in original).

Chur, 136 Nev. at 71.

52. The Court finds that Plaintiff has failed to meet either of the required prongs to avoid summary judgment on the fiduciary duty-based claims. The facts of this case as to Henderson are not subject to dispute—a contractual basis for the Settlement Agreement existed and payment was made in conjunction with that agreement.

53. Plaintiff has failed to set forth through any documentary or admissible evidence any conduct remotely alleged, or in existence that could rise to the level of "intentional misconduct, fraud, or a knowing violation of the law." Rather, the undisputed facts establish the Toga Board of Directors after relying on the advice of counsel, compromised a disputed claim involving compensation rightfully due to Henderson under his employment agreement using their discretion and judgment.

54. Consequently, like Plaintiff's other Claims for Relief, as a matter of law and fact, Plaintiff's Breach of Fiduciary Duty and Breach of Loyalty claims are subject to summary judgment in favor of Henderson.

55. Separate and distinct from the above stated reasons summary judgment is entered in favor of Henderson, summary judgment is independently necessary based on Plaintiff's failure to comply with the mandatory prerequisites for bringing derivative claims against Henderson on behalf of Toga as set forth within NRS 23.1.

56. Toh's Complaint advances solely derivative claims. A fundamental policy underlying Nevada corporate law is that "a corporation's board of directors has full control over the affairs of the corporation." *Shoen v. SAC Holding Corp.*, 122 Nev. 621, 632, 137 P.3d 1171, 1178 (2006) (quoting NRS 78.120(1)). This includes the power to decide whether the Company should engage in litigation. *Id.* A shareholder derivative action provides a narrow exception to this rule. *Id.* A shareholder's ability to bring a derivative action is limited by what is commonly known as the "demand requirement." "[B]ecause the power to manage the corporation's affairs resides in the board of directors, a shareholder must, before filing suit, make a demand on the board . . . to obtain the action that the shareholder desires." *Shoen*, 122 Nev. at 633, 137 P.3d at 1179. If a shareholder fails to make a demand, he must demonstrate that a demand would be futile before being permitted to proceed with the litigation. *Id.*

57. When distinguishing between direct and derivative claims, the analysis is two-fold: Who suffered the alleged harm—the corporation or the suing stockholders, individually—and who would receive the benefit of any recovery or other remedy? *See Parametric Sound Corp. v. Eighth Judicial Dist. Court in & for County of Clark*, 133 Nev. 417, 423, 401 P.3d 1100, 1105 (2017). A claim is direct in nature if the alleged wrongful act caused direct harm to the shareholder that is separate from or independent of any harm to the corporation. *Id.* This requires proof that the plaintiff can prevail on his or her claim "without showing an injury to the corporation." *Id.* By contrast, a claim is derivative in nature if the alleged wrongful act caused direct harm to the corporation and only indirect harm to the shareholder. *Id.*

58. In this case, all of Plaintiff's claims (Declaratory Judgment, Breach of Contract, Breach of Good Faith and Fair Dealing, Breach of Loyalty, Breach of Fiduciary Duty, and Unjust Enrichment) are derivative in nature. The claims based on the Employment Agreement are all between Toga and Henderson—with Plaintiff having no contractual right or standing therein. The same applies for the Breach of Fiduciary Duty claims, which are owed to the corporation, not the shareholders. *Id.* at 1105.

59. Plaintiff has never made a demand upon the Board to take the action he attempts to sue for and instead avers with no factual allegations, the Board would not have been able to

impartially consider Plaintiff's demands for action and as a result, the demand requirements of NRPC 23.1 were excused.

60. The Court finds that Plaintiff has failed to set forth a particularized showing of futility and has failed to provide any facts to plausibly suggest the Independent Board Plaintiff elected could not be impartially consider the requested action.

61. Without a proper demand upon the Board of Directors, Plaintiff is left with no ability to cure such defect, because any such attempt to cure with a proper demand upon the Board is rendered moot by this Court's findings and conclusions regarding the validity of the Henderson Settlement Agreement. Consequently, Plaintiff's derivative claims (which are the entirety of the Complaint) are independently subject to summary judgment in favor of Henderson.

62. The Court further finds that Plaintiff's request for additional discovery pursuant to NRCP 56(d) is procedurally defective, unwarranted, and futile.

63. To avoid summary judgment on the basis of a necessity of unavailable but necessary discovery, the non-moving party must show "by affidavit of declaration" the specified reasons it cannot present facts to justify its opposition. NRCP 56(d). *Choy v. Ameristar Casinos, Inc*., 127 Nev. 870, 872, 265 P.3d 698, 700 (2011) (failing to provide affidavit in support of request for discovery under NRCP 56(f) was not substantially compliant with NRCP 56(f) and the district court properly denied request for a continuance of summary judgment).

64. Plaintiff failed to set forth any facts that would raise a genuine dispute of material fact or justify a continuance of Henderson's Motion for Summary Judgment, as there are no facts that could eliminate the decisions of the Board of Directors or their judgment to compromise claims such as the Henderson Settlement Agreement.

65. To the extent not referenced in these Findings of Fact and Conclusions of Law, the Court adopts the analysis and factual basis, inclusive of the referenced exhibits from Alexander Henderson's Motion for Summary Judgment and Reply in Support of Motion for Summary Judgment.

66. If any conclusion of law could be construed as a finding of fact, it shall be so construed.

ORDER

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, that Defendant Alexander Henderson's Motion for Summary Judgment ~~and Defendant Toga Limited's Joinder thereto~~ are **GRANTED IN ITS ENTIRETY** with final judgment entered in favor of Defendant Alexander Henderson ~~and Toga Limited~~. Defendant Toga Limited's Joinder is granted in part, to the extent it supports Defendant Henderson. Defendant Toga Limited's Joinder is denied in part, to the extent it is independent relief as to Toga Limited.

IT IS SO ORDERED.

Dated this 29th day of June, 2022

Michael A. Cherry

DISTRICT COURT JUDGE

93B 9A8 C11B 170F
Michael Cherry
District Court Judge

Submitted By:

Dated this 17th day of June 2022.

BECKSTROM & BECKSTROM, LLP

By: */s/ James A. Beckstrom*
James A. Beckstrom, Esq.
Nevada Bar No. 14032
400 S. 4th Street, Suite 650
Las Vegas, NV 89101
Attorney for Defendant,
Alexander Henderson

Approved as to Form and Content:

Dated this X day of May 2022.

CORY READE DOWS & SHAFER

By: *REFUSED TO SIGN*
Jay A. Shafer, Esq.
Nevada Bar No. 9184
1333 North Buffalo Drive, Suite 210
Las Vegas, NV 891289
Attorney for Plaintiff,
Michael Toh Kok Soon

Dated this 17th day of June 2022.

MARQUIS AURBACH

By: */s/ Chad F. Clement*
Chad F. Clement, Esq.
Nevada Bar No. 12192
Jordan W. Montet, Esq.
Nevada Bar No. 14743
10001 Park Run Drive
Las Vegas, NV 89145
Attorneys for Defendant,
Toga Limited